FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Investor Contact: Neil Berkman Associates (310) 477-3118 info@berkmanassociates.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Second Quarter GAAP Net Earnings Increase 98%, Adjusted Net Earnings Increase 40% on New Record Sales

JERSEY CITY, NJ, July 29, 2015  --  Bel Fuse Inc. (NASDAQ:BELFA and NASDAQ:BELFB) today announced preliminary financial results for the second quarter and first half of 2015.

Second Quarter Highlights
●	Net sales increased 46.5% to a second quarter record $145.7 million as compared with net sales of $99.4 million for the second quarter of 2014.
●	GAAP Net earnings per share – "EPS" -- were $0.49 per Class A share and $0.52 per Class B share as compared with EPS of $0.25 per Class A share and $0.27 per Class B share last year.
●	Non-GAAP Adjusted EPS was $0.52 per Class A share and $0.55 per Class B share as compared with non-GAAP Adjusted EPS of $0.38 per Class A share and $0.41 per Class B share last year.
●	Non-GAAP Adjusted operating income increased 28.1% to $8.0 million as compared with Non-GAAP adjusted operating income of $6.3 million for the second quarter of 2014.
●	Adjusted EBITDA increased 48.6% to $14.0 million as compared with Adjusted EBITDA of $9.4 million for the second quarter of 2014.

Non-GAAP financial measures, such as Non-GAAP Adjusted EPS and Adjusted EBITDA, exclude the impact of special items, such as acquisition-related costs, restructuring charges and certain other items.  Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures.  Results include the results of Power Solutions, acquired in June 2014, and Connectivity Solutions, acquired in July and August 2014 from date of acquisition.

CEO Comments
Commenting on Bel's financial results, Daniel Bernstein, President and CEO, said, "We are extremely pleased that our adjusted net earnings increased by 40%, showing that our strategy of driving cost out of the acquired companies is paying off. These steps will continue with the consolidation of our offices in San Jose and Hong Kong, downsizing our San Diego facility and fine tuning costs throughout the organization. We will generate savings immediately and project annual savings of $3 million to $4 million with further projected write-offs in the third quarter of $1 million.  We were also able to reduce our long term debt to $206.3 million at June 30, 2015, a decrease of $26.4 million since December 31, 2014."
Bernstein said that "the increase in second quarter revenue reflected incremental sales of approximately $34.1 million from Power Solutions, acquired on June 19, 2014, and approximately $17.1 million from Connectivity Solutions, or CS, acquired from Emerson on July 25, 2014."
"Bel's Power Solutions business is emerging as a technology and quality leader in the power products industry.  Power Solutions was awarded a number of important design wins during the quarter for cloud computing and networking applications, an encouraging sign that our design capabilities and commitment to world class manufacturing position us for continued success. Management believes that our power business is more competitive than ever before, the result of the actions we have taken this past year to reduce costs and more efficiently employ our resources. We are pleased by our customers' positive reaction to the improvements in our manufacturing and quality, our open communication and support, as well as the rapid integration of the acquired power business into Bel's overall operations.

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Bel Second Quarter GAAP Net Earnings Increase 98%, Adjusted Net Earnings Increase 40% on New
Record Sales
July 29, 2015
Page Two

"At Connectivity Solutions, we have completed the restructuring of our third party manufacturers' representative network as well as the realignment of our distribution partners in the US and Europe, simplifying our distribution process while teaming with partners who will best support our growth strategy.  During the quarter, Connectivity Solutions received official Defense and Logistics Agency (DLA) approval for the MIL-DTL-3933 QPL attenuator line from our Midwest Microwave operation and our MIL- DTL-82536 Expanded Beam Fiber Optic Connectors from our Fibreco business.  These approvals should have a positive impact on bookings and sales beginning in the third quarter, as well as position us to participate in the growing market for harsh environment fiber optic connectivity products. The business is also actively developing and proceeding with qualification of advanced cable and connector products targeting applications in next-generation single-aisle commercial aircraft."

Second Quarter 2015 Results
Net sales increased 46.5% to $145.7 million compared to $99.4 million for the second quarter of 2014.  Excluding $51.2 million of incremental net sales for the second quarter of 2015 attributable to last year's acquisitions, net sales declined $4.9 million due to lower sales volume of Bel's Interconnect products and DC/DC converters.
Operating income increased to $7.5 million compared to operating income for the second quarter of 2014 of $3.7 million.  Non-GAAP Adjusted operating income increased to $8.0 million compared to Non-GAAP Adjusted operating income for the second quarter of 2014 of $6.3 million, primarily reflecting the incremental contributions of the 2014 acquisitions.  Depreciation and amortization expense increased to $6.0 million for the second quarter of 2015 from $3.1 million for the second quarter of 2014 due to incremental depreciation and amortization expense associated with the 2014 acquisitions.
Interest expense increased to $2.0 million as compared with $0.2 million for the second quarter of 2014, primarily due to the interest on borrowings used to fund the 2014 acquisitions.
Net earnings for the second quarter of 2015 were $6.1 million compared to net earnings for the second quarter of 2014 of $3.1 million.  Non-GAAP Adjusted net earnings for the second quarter of 2015 were $6.5 million compared to Non-GAAP Adjusted net earnings for the second quarter of 2014 of $4.6 million.

First Half 2015 Results
Net sales increased 58.0% to $287.7 million compared to $182.1 million for the first six months of 2014.  Excluding $110.0 million of incremental net sales for the first half 2015 attributable to last year's acquisitions, net sales declined $4.4 million due to lower sales volume of Bel's Interconnect products and DC/DC converters, partially offset by increased sales volume of Magnetics.
Operating income increased to $16.5 million compared to operating income for the first half of 2014 of $6.6 million.  Non-GAAP Adjusted operating income increased to $18.2 million compared to Non-GAAP Adjusted operating income for the first six months of 2014 of $9.2 million.  Depreciation and amortization expense increased to $11.6 million for the first half of 2015 from $6.5 million for the first half of 2014.  Operating income for the first half of 2015 included net unrealized gains from foreign currency revaluation of approximately $4.9 million before tax (approximately $0.32 per Class A and Class B shares net of tax), primarily due to the favorable impact of the weakening of the Euro against the U.S. dollar on a $34 million intercompany loan.
Interest expense increased to $4.2 million as compared with $0.3 million for the first half of 2014.
Net earnings for the first six months of 2015 were $11.4 million compared to net earnings for the first six months of 2014 of $5.6 million.  Non-GAAP Adjusted net earnings for the first half of 2015 were $12.5 million compared to Non-GAAP Adjusted net earnings for the first half of 2014 of $7.1 million.

Balance Sheet Data
As of June 30, 2015, Bel reported working capital of $176.9 million, including cash and cash equivalents of $71.4 million and a current ratio of 2.4-to-1. Total debt obligations were $206.3 million.  In comparison, as of December 31, 2014 Bel had working capital of $188.9 million, including cash and cash equivalents of $77.1 million, a current ratio of 2.6-to-1, and total debt obligations of $232.6 million.

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Bel Second Quarter GAAP Net Earnings Increase 98%, Adjusted Net Earnings Increase 40% on New
Record Sales
July 29, 2015
Page Three

In January 2015, Bel completed the sale of Power Solutions' Network Power Systems product line and related transactions.  Net proceeds of approximately $9 million from these transactions were used to repay debt in accordance with the provisions of the Company's credit agreement.

Conference Call
Bel has scheduled a conference call at 11:00 a.m. EDT today.  To participate, dial (720) 545 0088, conference ID #86248512.  A simultaneous webcast of the conference call may be accessed online from the Events and Presentations link of the Investors page under the "About Bel" tab at www.BelFuse.com.  The webcast replay will be available for a period of 20 days at this same Internet address.  For a telephone replay, dial (404) 537 3406, conference ID #86248512 after 1:00 p.m. EDT.

About Bel
Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements
Except for historical information contained in this press release, the matters discussed in this press release (including the statements regarding positioning Bel for continued success, generating savings immediately and project annual savings of $3 million to $4 million with further projected write-offs in the third quarter of $1 million, and the impact of DLA approval on bookings and sales are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties.  Actual results could differ materially from Bel's projections.  Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; difficulties associated with integrating recently acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; and the risk factors detailed from time to time in the Company's SEC reports.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures
The Non-GAAP measures identified in this press release and supplementary information are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.

Website Information
We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

(tables attached)
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Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net sales	$145,658	$99,439	$287,673	$182,085
Cost of sales	117,098	81,493	232,301	150,069
Gross profit	28,560	17,946	55,372	32,016
As a % of sales	19.6%	18.0%	19.2%	17.6%

Selling, general and administrative expenses	20,764	13,176	38,372	24,365
As a % of sales	14.3%	13.3%	13.3%	13.4%
Restructuring charges	344	1,056	502	1,056

Income from operations	7,452	3,714	16,498	6,595
As a % of sales	5.1%	3.7%	5.7%	3.6%

Interest expense	(1,994)	(225)	(4,173)	(255)
Interest income and other, net	17	49	420	100
Earnings before provision for income taxes	5,475	3,538	12,745	6,440

(Benefit) provision for income taxes	(587)	473	1,363	872
Effective tax rate	(10.7)%	13.4%	10.7%	13.5%

Net earnings available to common stockholders	$6,062	$3,065	$11,382	$5,568
As a % of sales	4.2%	3.1%	4.0%	3.1%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175	2,175	2,175	2,175

Class B common shares - basic and diluted	9,693	9,332	9,682	9,333

Net earnings per common share:
Class A common shares - basic and diluted	$0.49	$0.25	$0.91	$0.45

Class B common shares - basic and diluted	$0.52	$0.27	$0.97	$0.49

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December 31,
	2015	2014
		Revised(2)
Assets

Current assets:
Cash and cash equivalents	$71,408	$77,138
Accounts receivable, net	98,493	99,605
Inventories, net	111,241	113,630
Other current assets	24,405	20,283

Total current assets	305,547	310,656

Property, plant and equipment, net	62,981	69,261
Goodwill and other intangible assets, net	213,795	213,871
Other assets	36,814	41,633

Total assets	$619,137	$635,421

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$64,777	$61,926
Current maturities of long-term debt	16,130	13,438
Other current liabilities	47,747	46,438

Total current liabilities	128,654	121,802

Long-term debt, noncurrent	190,120	219,187
Other liabilities	71,601	70,159

Total liabilities	390,375	411,148

Stockholders' equity	228,762	224,273

Total liabilities and stockholders' equity	$619,137	$635,421

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) The December 31, 2014 Condensed Consolidated Balance Sheet has been revised to reflect measurement period adjustments recorded during the six months ended June 30, 2015 for the acquisition of Power Solutions. The measurement period adjustments primarily relate to the finalization of the valuations of property and equipment and intangible assets and related impact on deferred taxes. These revisions were not considered material to the Condensed Consolidated Balance Sheet.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014
	As		As Adjusted	As		As Adjusted
	Reported	Special	Non-	Reported	Special	Non-
	GAAP	Items(2)	GAAP(3)	GAAP	Items(2)	GAAP(3)

Net sales	$145,658	$--	$145,658	$99,439	$--	$99,439
Cost of sales	117,098		117,098	81,493		81,493

Gross profit	28,560	--	28,560	17,946	--	17,946
As a % of sales	19.6%		19.6%	18.0%		18.0%

Selling, general and administrative expenses	20,764	(249)	20,515	13,176	(1,509)	11,667
As a % of sales	14.3%		14.1%	13.3%		11.7%
Restructuring charges	344	(344)	--	1,056	(1,056)	--

Income from operations	7,452	593	8,045	3,714	2,565	6,279
As a % of sales	5.1%		5.5%	3.7%		6.3%

Interest expense	(1,994)	--	(1,994)	(225)	--	(225)
Interest income and other, net	17	--	17	49	--	49

Earnings before provision for income taxes	5,475	593	6,068	3,538	2,565	6,103

(Benefit) provision for income taxes	(587)	181	(406)	473	991	1,464
Effective tax rate	(10.7)%		(6.7)%	13.4%		24.0%

Net earnings available to common stockholders	$6,062	$412	$6,474	$3,065	$1,574	$4,639

As a % of sales	4.2%		4.4%	3.1%		4.7%

Weighted average shares outstanding:
Class A common shares - basic and diluted	2,175		2,175	2,175		2,175

Class B common shares - basic and diluted	9,693		9,693	9,332		9,332

Net earnings per common share:
Class A common shares - basic and diluted	$0.49	$0.03	$0.52	$0.25	$0.13	$0.38

Class B common shares - basic and diluted	$0.52	$0.03	$0.55	$0.27	$0.14	$0.41

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Special items primarily consist of the following expenses and/or income items:

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014
	Gross	Taxes	Net of taxes	Gross	Taxes	Net of taxes

Restructuring charges	$344	$90	$254	$1,056	$401	$655
Acquisition related costs	78	28	50	1,509	590	919
Information technology migration and rebranding costs	171	63	108	--	--	--

Total special items	$593	$181	$412	$2,565	$991	$1,574

(3) In this press release and supplemental information, we have included several non-U.S. GAAP financial measures, including Non-GAAP Net Earnings and EPS, Non-GAAP Gross Profit and Non-GAAP Income from Operations and EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items ("special items") and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP EPS, Non-GAAP Net Earnings, Non-GAAP Gross Profit and Non-GAAP Operating Profit and EBITDA and Adjusted EBITDA to determine performance-based compensation. Management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014
	As		As Adjusted	As		As Adjusted
	Reported	Special	Non-	Reported	Special	Non-
	GAAP	Items(2)	GAAP(3)	GAAP	Items(2)	GAAP(3)
Net sales	$287,673	$--	$287,673	$182,085	$--	$182,085
Cost of sales	232,301	--	232,301	150,069	--	150,069
Gross profit	55,372	--	55,372	32,016	--	32,016
As a % of sales	19.2%		19.2%	17.6%		17.6%

Selling, general and administrative expenses	38,372	(1,237)	37,135	24,365	(1,518)	22,847
As a % of sales	13.3%		12.9%	13.4%		12.5%
Restructuring charges	502	(502)	--	1,056	(1,056)	--

Income from operations	16,498	1,739	18,237	6,595	2,574	9,169
As a % of sales	5.7%		6.3%	3.6%		5.0%

Interest expense	(4,173)	--	(4,173)	(255)	--	(255)
Interest income and other, net	420	--	420	100	--	100
Earnings before provision for income taxes	12,745	1,739	14,484	6,440	2,574	9,014

Provision for income taxes	1,363	592	1,955	872	994	1,866
Effective tax rate	10.7%		13.5%	13.5%		20.7%

Net earnings available to common stockholders	$11,382	$1,147	$12,529	$5,568	$1,580	$7,148

As a % of sales	4.0%		4.4%	3.1%		3.9%

Weighted average shares outstanding:
Class A common shares - basic and diluted	2,175		2,175	2,175		2,175

Class B common shares - basic and diluted	9,682		9,682	9,333		9,333

Net earnings per common share:
Class A common shares - basic and diluted	$0.91	$0.09	$1.00	$0.45	$0.14	$0.59

Class B common shares - basic and diluted	$0.97	$0.10	$1.07	$0.49	$0.14	$0.63

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Special items primarily consist of the following expenses and/or income items:

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014
	Gross	Taxes	Net of taxes	Gross	Taxes	Net of taxes

Restructuring charges	$502	$137	$365	$1,056	$401	$655
Acquisition related costs	463	173	290	1,518	593	925
Information technology migration and rebranding costs	774	282	492	--	--	--

Total special items	$1,739	$592	$1,147	$2,574	$994	$1,580

(3) In this press release and supplemental information, we have included several non-U.S. GAAP financial measures, including Non-GAAP Net Earnings and EPS, Non-GAAP Gross Profit and Non-GAAP Income from Operations and EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items ("special items") and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP EPS, Non-GAAP Net Earnings, Non-GAAP Gross Profit and Non-GAAP Operating Profit and EBITDA and Adjusted EBITDA to determine performance-based compensation. Management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings Available to Common Stockholders to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net earnings available to common stockholders	$6,062	$3,065	$11,382	$5,568
Interest expense	1,994	225	4,173	255
(Benefit) provision for income taxes	(587)	473	1,363	872
Depreciation and amortization	5,951	3,101	11,589	6,507
EBITDA	$13,420	$6,864	$28,507	$13,202
% of sales	9.2%	6.9%	9.9%	7.3%
Special items	593	2,565	1,739	2,574

Adjusted EBITDA	$14,013	$9,429	$30,246	$15,776
% of sales	9.6%	9.5%	10.5%	8.7%

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included several non-U.S. GAAP financial measures, including non-GAAP Net Earnings and EPS, Non-GAAP Gross Profit and Non-GAAP Operating Profit and EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items ("special items") and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP EPS, Non-GAAP Net Earnings, Non-GAAP Gross Profit and Non-GAAP Operating Profit, to determine performance-based compensation. Management believes that this information may be useful to investors.